                                                                   Exhibit 10.10

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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                      among


                                 BARNETT, INC.,


                              U.S. LOCK CORPORATION


                                       and


                            FIRST UNION NATIONAL BANK


                              as of January 6, 1999


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


                                TABLE OF CONTENTS

                                                                                                               Page

Preliminary Statement...........................................................................................1

ARTICLE I DEFINITIONS...........................................................................................1

ARTICLE II TERM LOAN............................................................................................8
         2.1        Availability of Term Loan...................................................................8
         2.2        Term Loan Interest..........................................................................8
         2.3        Term Loan Principal.........................................................................9
         2.4        Purpose of Term Loan........................................................................9
         2.5        Indemnification and Additional Costs........................................................9

ARTICLE III LINE OF CREDIT.....................................................................................10
         3.1        Line of Credit.............................................................................10
         3.2        Letters of Credit; Bank Acceptances........................................................10
         3.3        Line of Credit Interest....................................................................12
         3.4        Repayment of Line of Credit................................................................13
         3.5        Line of Credit Advances....................................................................13
         3.6        Purpose of Line of Credit Loans............................................................13
         3.7        Reductions in Availability.................................................................13
         3.8        Fees.......................................................................................14
         3.9        Indemnification and Additional Costs.......................................................14

ARTICLE IV ADDITIONAL PROVISIONS RELATING TO THE LOANS.........................................................14
         4.1        Interest Rate Limitation...................................................................14
         4.2        Payments to Principal Office...............................................................15
         4.3        Default Rate...............................................................................15
         4.4        Limitation of All Advances.................................................................15
         4.5        Indebtedness...............................................................................15
         4.6        Special Loan Account.......................................................................15
         4.7        Prepayments................................................................................15
         4.8        Unavailability of Interest Rate............................................................16

ARTICLE V CONDITIONS TO LOANS..................................................................................16
         5.1        Representations and Warranties.............................................................16
         5.2        Execution of Credit Documents..............................................................16
         5.3        Performance of Obligations.................................................................16
         5.4        Documentation..............................................................................16
         5.5        Payment of Commitment Fee..................................................................17
         5.6        Events of Default or Unmatured Events of Default...........................................17
         5.7        Closing of Acquisition.....................................................................17

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
ARTICLE VI REPRESENTATIONS AND WARRANTIES......................................................................17
         6.1        Incorporation..............................................................................17
         6.2        Power and Authority........................................................................18
         6.3        Indebtedness...............................................................................18
         6.4        Litigation.................................................................................18
         6.5        Tax Returns................................................................................18
         6.6        Contract or Restriction....................................................................19
         6.7        ERISA Requirement..........................................................................19
         6.8        Possession of Franchises and Licenses......................................................19
         6.9        Governmental Authorization.................................................................19
         6.10       Financial Condition; Capital Expenditures..................................................19
         6.11       Compliance with Laws.......................................................................20
         6.12       Regulation U...............................................................................20
         6.13       Material Facts.............................................................................20
         6.14       Claims and Offsets.........................................................................21
         6.15       Intent and Effect of Transactions..........................................................21
         6.16       U.S. Lock Liabilities......................................................................21

ARTICLE VII COVENANTS..........................................................................................21
         7.1        Reports, Certificates and Other Information................................................22
         7.2        Use of Loan Proceeds.......................................................................23
         7.3        Maintenance of Business and Properties.....................................................23
         7.4        Insurance..................................................................................23
         7.5        Notices....................................................................................23
         7.6        Inspections................................................................................24
         7.7        Debt.......................................................................................24
         7.8        Liens......................................................................................24
         7.9        Dividends..................................................................................24
         7.10       Merger, Sale, Etc..........................................................................24
         7.11       Loans and Other Investments................................................................25
         7.12       Change in Business.........................................................................25
         7.13       Transactions with Affiliates...............................................................25
         7.14       No Sale, Leaseback.........................................................................25
         7.15       Margin Stock...............................................................................25
         7.16       Payment of Taxes, Etc......................................................................25
         7.17       Subordination..............................................................................25
         7.18       Compliance; Hazardous Substances...........................................................26
         7.19       Subsidiaries...............................................................................26
         7.20       Withholding Taxes..........................................................................26
         7.21       Deposit Accounts...........................................................................26
         7.22       ERISA......................................................................................26
         7.23       Financial Covenants........................................................................27
         7.24       Management; Control........................................................................28
         7.25       Further Assurances.........................................................................28
         7.26       Maintain Existence and Rights..............................................................28

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
ARTICLE VIII EVENTS OF DEFAULT.................................................................................28
         8.1        Events of Default..........................................................................28
         8.2        Remedies...................................................................................30

ARTICLE IX MISCELLANEOUS.......................................................................................31
         9.1        Waiver of Default..........................................................................31
         9.2        Amendments and Waivers.....................................................................31
         9.3        Notices....................................................................................31
         9.4        No Waiver; Cumulative Remedies.............................................................33
         9.5        Survival of Representations, Warranties and Agreements.....................................33
         9.6        Set Off by Bank............................................................................33
         9.7        Entire Agreement...........................................................................33
         9.8        Enforceability.............................................................................33
         9.9        Reimbursement of Expenses..................................................................33
         9.10       Execution of Counterparts..................................................................34
         9.11       Stamp or Other Taxes.......................................................................34
         9.12       Waiver of Jury Trial; Arbitration..........................................................34
         9.13       Governing Law..............................................................................35

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

                                    EXHIBITS
                                    --------

Exhibit 1.1(A)                      Permitted Debt
Exhibit 1.1(B)                      Permitted Liens
Exhibit 7.13                        Transactions with Affiliates


                      AMENDED AND RESTATED CREDIT AGREEMENT
                      -------------------------------------


         This Amended and Restated Credit Agreement made and entered into as of January 6, 1999 (together with any renewals, extensions, amendments, modifications, restatements and/or supplements hereto, this "Agreement"), among BARNETT, INC., a Delaware corporation (the "Borrower"), U.S. LOCK CORPORATION, a newly-formed Delaware corporation (the "Co-Borrower") and FIRST UNION NATIONAL BANK, a national banking association (the "Bank").

                              PRELIMINARY STATEMENT
                              ---------------------

         WHEREAS, Borrower and Bank are parties to that certain Revolving Credit Agreement dated April 3, 1996 (the "Existing Agreement"), pursuant to which Bank made available to Borrower a US$15,000,000 line of credit (the "Line of Credit"); and

         WHEREAS, Borrower and Co-Borrower have requested that Bank (i) make available a term loan to finance Co-Borrower's acquisition of the assets of the U.S. Lock division of WOC Inc., from WOC Inc. (the "Term Loan") and (ii) to extend the maturity of the Line of Credit until December 31, 2001.

         WHEREAS, subject to the terms and conditions set forth herein, Bank has agreed to make available the Term Loan and to extend the maturity of the Line of Credit;

         NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged by each of Borrower, Co-Borrower and Bank, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         For purposes of this Agreement, all terms used herein without definition that are defined in the Uniform Commercial Code, as enacted and in force from time to time in the State of Florida (the "Uniform Commercial Code"), have the same meanings

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

herein as they have in the Uniform Commercial Code. In addition, the following terms have the following meanings:

         1.1 "ACQUISITION PURCHASE PRICE" means the cash purchase price paid by Borrower plus the amount of the liabilities assumed by Co-Borrower in connection with the acquisition (the "Acquisition") of the assets of U.S. Lock, a division of WOC Inc., from WOC Inc., such purchase price to be supported by documentation acceptable to Bank and to be due and payable at the closing of the Acquisition.

         1.2 "ADVANCE" or "ADVANCES" (as the context may require) means an advance of loan monies to Borrower and Co-Borrower pursuant to this Agreement on any given Business Day.

         1.3 "AFFILIATE" or "AFFILIATES" (as the context may require) means, as to any Person, (i) any individual related by blood or marriage and (ii) any corporation or other Person directly or indirectly owned or controlled by, owning or controlling or under common ownership or control with such Person. "Control" shall be deemed to include, but shall not be limited to, the power, directly or indirectly, to direct or cause the direction of the management or policies of another Person, whether through ownership, common directors, trustees or officers, by contract or otherwise.

         1.4 "BANKRUPTCY CODE" means Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Section 101, ET SEQ.

         1.5 "BORROWER" means Barnett, Inc., a Delaware corporation.

         1.6 "BUSINESS DAY" means a day on which Bank's Principal Office is open for business; and "LONDON BUSINESS DAY" means any Business Day that is also a day on which banking institutions in London, England are open for business.

         1.7 "CO-BORROWER" means U.S. Lock Corporation, a Delaware corporation.

         1.8 "CREDIT DOCUMENT" or "CREDIT DOCUMENTS" (as the context may require) means this Agreement, the Notes, and all other affidavits, documents, instruments, certificates or agreements to be delivered pursuant to the terms hereof or otherwise evidencing the Loans or any other indebtedness of Borrower or Co-Borrower to Bank, other than swap agreements (as defined in 11 U.S.C.
Section 101) with Bank or its Affiliates.

         1.9 "ERISA" means the Employee Retirement Income Security Act of 1974, together with all amendments from time to time thereto, including any rules or regulations promulgated thereunder.

         1.10 "EVENT OF DEFAULT" shall have the meaning specified in ARTICLE VIII hereof.

         1.11 "EXECUTIVE OFFICER" means any one of the chief executive officer, executive vice president, the chief financial officer or the chief operating officer of Borrower or Co-Borrower.

         1.12 "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means the then prevailing principles and practices of the accounting profession conforming to the standards of the American Institute of Certified Public Accountants.

         1.13 "INDEBTEDNESS" of a Person means all indebtedness including, without limitation, (a) indebtedness for borrowed money; indebtedness for (or deferred purchase price in connection with) the acquisition of property or assets; indebtedness obligations evidenced by debentures, notes or other similar instruments; reimbursement or other similar obligations arising in connection with letters of credit (whether drawn or undrawn), surety bonds or reimbursement obligations therefor; and indebtedness of third parties secured by any lien, pledge or other encumbrance on the property or assets of the Person in question, whether or not such indebtedness is assumed; (b) all liability by way of endorsements (other than for collection or deposit in the ordinary course of business); (c) all guarantees of indebtedness (including any agreement, contingent or otherwise, to purchase any obligation representing such indebtedness or property constituting security therefor, or to advance or supply funds for such purpose or to maintain working capital or any other balance sheet or income statement condition, or otherwise to assure a creditor against loss in respect of indebtedness or obligations of others, or any other arrangement in substance affecting any of the foregoing); (d) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; and (e) obligations as lessee under leases which shall have been or should be, in accordance with Generally Accepted Accounting Principles, recorded or classified as capital leases or financing leases.

         1.14 "INTEREST PERIOD" means (i) in the case of Advances bearing interest calculated on the basis of the LIBOR Market Index Rate, one (1) month, and (ii) in the case of Advances bearing interest calculated on the basis of the LIBOR Rate, any one of (1) month, three (3) months, or six (6) months, as selected by Borrower on the date of the initial Advance hereunder and, thereafter, on the third Business Day immediately preceding the last day of each Interest Period, PROVIDED, FURTHER, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                    (a) If any Interest Period otherwise would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

                    (b) Any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.



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

         1.15 "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

         1.16 "LIBOR MARKET INDEX RATE," for any day, means the rate (rounded to the next higher 1/100 of 1%) for one-month United States dollar-denominated deposits as reported (or if not so reported, then as determined by Bank from another recognized source of interbank quotation) on Telerate page 3750 as of 11:00 a.m., London time, for such day; PROVIDED that if such day is not a London Business Day, then for the immediately preceding London Business Day.

         1.17 "LIBOR RATE", for any day, means the rate (rounded to the next higher 1/100 of 1%) for United States dollar-denominated deposits of that many months' maturity as reported (or if not so reported, then as determined by Bank from another recognized source of interbank quotation) on Telerate page 3750 as of 11:00 a.m., London time, on the second London Business Day before the relevant Interest Period begins, adjusted for reserves by dividing that rate by
1.00 minus the LIBOR Reserve.

         1.18 "LIBOR RESERVE" means the maximum percentage reserve requirements (rounded to the next higher 1/100 of 1% and express as a decimal) in effect for any day during the Interest Period under the Federal Reserve Board's Regulation D for Euro currency Liabilities as defined therein.

         1.19 "LIENS" means any mortgage, pledge, encumbrance, statutory lien or other lien arising by operation of law, security interest, trust arrangement, financing, lease, collateral assignment or other encumbrance, or any segregation of assets or revenues (whether or not constituting a security interest) with respect to any present or future assets, revenues or rights to the receipt of income of the Person referred to in the context in which the term is used.

         1.20 "LINE OF CREDIT" means the line of credit in the original principal amount of US$15,000,000 made available hereunder to finance general working capital needs of Borrower and Co-Borrower, the terms of borrowing for which are set forth in ARTICLE III of even date herewith.

         1.21 "LINE OF CREDIT NOTE" means that certain promissory note made by Borrower and Co-Borrower to and in favor of Bank in the original principal amount of US$15,000,000, evidencing the obligations of Borrower and Co-Borrower arising with respect to the Line of Credit together with any renewals, modifications, restatements, supplements, extensions or amendments thereto.

         1.22 "LOANS" means collectively, the loans from Bank to Borrower and Co-Borrower evidenced by the Notes and the other Credit Documents.



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

         1.23 "MATURITY DATE" means (i) with respect to the Term Loan, December 31, 2005 and, (ii) with respect to the Line of Credit, December 31, 2001; PROVIDED, HOWEVER, that Bank may, on one or more occasions and in its sole and absolute discretion, extend the Maturity Date in effect with respect to the Line of Credit for an additional one year period by providing written notice to Borrower of each such election to extend the Maturity Date.

         1.24 "MAXIMUM LINE OF CREDIT COMMITMENT" means US$15,000,000 LESS the amount of all Optional Reductions made pursuant to SECTION 3.7.

         1.25 "NOTE" or "NOTES" (as the context may require) means either or both of the Term Loan Note and the Line of Credit Note.

         1.26 "OPTIONAL REDUCTION" or "OPTIONAL REDUCTIONS" (as the context may require) means any or all permanent reductions in the Line of Credit pursuant to
SECTION 3.7.

         1.27 "PERMITTED DEBT" means (a) all obligations now or hereafter owed to Bank by Borrower or Co-Borrower under the terms of the Credit Documents, or arising out of the transaction described herein; and (b) any other Indebtedness listed on EXHIBIT 1.1(A) hereto, and any extensions, renewals, replacements, modifications and refundings of any such Indebtedness if, and to the extent, permitted by EXHIBIT 1.1(A); PROVIDED, HOWEVER, that the principal amount of such Indebtedness may not be increased from the amount permitted by such exhibit; and (c) such other Indebtedness as Bank may consent to in writing from time to time.

         1.28 "PERMITTED INVESTMENTS" means:

                    (a) Purchases of direct obligations of the federal government or obligations unconditionally guaranteed by the federal government;

                    (b) Deposits in federally-insured commercial banks having capital and surplus exceeding $250 million;

                    (c) Commercial paper of any U.S. corporation having the highest rating then given by Moody's Investors Service, Inc. or Standard & Poors Corporation;

                    (d) Endorsement of negotiable instruments for collection in the ordinary course of business;

                    (e) Investments in bona fide interest rate and currency hedging agreements to the extent reasonably necessary to eliminate or reduce interest rate and/or foreign exchange risk;

                    (f) Reputable money market funds;



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

                    (g) Loans and advances to employees for relocation expenses and other needs not to exceed $250,000 at any time outstanding in the aggregate;

                    (h) Investments in entities (including Subsidiaries and joint ventures) not exceeding, in aggregate book value, ten percent (10%) of the Tangible Net Worth of Borrower measured at the time of each such investment; and

                    (i) Purchase of the assets of U.S. Lock, a division of WOC Inc.

         1.29 "PERMITTED LIENS" means:

                    (a) Liens for taxes and other statutory Liens, Liens of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, and similar Liens arising out of operation of law so long as the obligations secured thereby are not past due or are being contested as permitted herein;

                    (b) Liens described on EXHIBIT 1.1(B) hereto;

                    (c) Liens arising in the ordinary course of business in favor of custom and revenue authorities to secure payment of custom duties;

                    (d) Security for payment of worker's compensation or other insurance or social security obligations;

                    (e) Security for performance of tenders, contracts (other than contracts for the payment of moneys) or leases entered into in the ordinary course of business;

                    (f) Deposits for sewer, public or statutory obligations, or in lieu of surety, performance or appealed bonds entered into in the ordinary course of business; and

                    (g) Such other Liens as Bank may consent to in writing from time to time.

         1.30 "PERSON" means any individual, firm, corporation, company, partnership, trust, trustee, agent, employee, organization, association or entity.

         1.31 "PRIME RATE" means the rate of interest per annum announced by Bank from time to time to be its commercial prime rate, IT BEING UNDERSTOOD that such rate is one of several rates used by Bank and is not represented or intended necessarily to be the lowest or most favorable rate for any particular type or category of customer or loan; and IT BEING FURTHER UNDERSTOOD that any change in the Prime Rate shall be effective as of the Business Day on which such change is announced.



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

         1.32 "PRINCIPAL OFFICE" means the office of Bank at First Union National Bank Building, 214 Hogan Street, Jacksonville, Florida 32202, or such other address as Bank may from time to time designate by notice to Borrower.

         1.33 "REVOLVING CREDIT PERIOD" means the period commencing on the date of this Agreement and terminating on the Maturity Date.

         1.34 "SALE" means any sale, transfer, assignment, or other disposition, whether or not for value or for fair value, and regardless of the consideration (cash, property or otherwise), if any, transferred therefor.

         1.35 "SUBSIDIARY" means any corporation, partnership or other Person in which Borrower (or other Person as the context may require), directly or indirectly, through ownership of other entities or otherwise, owns more than fifty percent (50%) of any class of stock, capital or income interest, equity interest or other beneficial interest, or which is effectively controlled by Borrower or such other Person.

         1.36 "TANGIBLE NET WORTH" means THE EXCESS OF total assets OVER total liabilities, with total assets and Total Liabilities each to be determined in accordance with Generally Accepted Accounting Principles consistently applied, EXCLUDING, HOWEVER, from the determination of total assets (a) all assets that would be classified as intangibles under Generally Accepted Accounting Principles, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), organizational expenses, trademarks, trade names, copyrights, service marks, brand names, patents, patent applications, franchises, other intellectual property rights and licenses and rights in any thereof, (b) treasury stock, [(c) reserves for depreciation, depletion, obsolescence or amortization of properties of Borrower,
(d) additions to net worth arising from revaluation of fixed or intangible assets of Borrower,]* (e) amounts owed to Borrower by any Affiliate and (f) deferred charges, including without limitation unamortized debt discount and expense, experimental expenses and developmental expenses.

         1.37 "TAX" or "TAXES" (as the context may require) of a Person means any federal, state, county, local, or other tax (including, without limitation, income, profits, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, production, transfer, withholding, employment and payroll-related, real estate and property taxes, import duties, alternative minimum tax and other similar governmental charges and assessments) due from or in respect of such Person, and including interest, additions to tax or interest, and penalties with respect thereto.

         1.38 "TAXING AUTHORITY" means any governmental or regulatory body with jurisdiction over matters relating to the payment of Taxes.



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

         1.39 "TERM LOAN" means the term loan in the original principal amount of the lesser of (i) the Acquisition Purchase Price, and (ii) US$33,000,000, the terms of borrowing for which are set forth in ARTICLE II.

* This provision was in the original agreement. Consider its applicability for any transactions utilizing this Agreement as a model form.

         1.40 "TERM LOAN NOTE" means that certain promissory note of even date herewith made by Borrower and Co-Borrower to and in favor of Bank in the original principal amount of US$33,000,000, evidencing the obligations of Borrower and Co-Borrower arising with respect to the Term Loan, together with any renewals, modifications, restatements, supplements, extensions or amendments thereto.

         1.41 "TOTAL LIABILITIES" means all liabilities of Borrower, including Indebtedness, capitalized leases, synthetic leases, and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of the balance sheet, in accordance with Generally Accepted Accounting Principles applied on a consistent basis, but excluding debt fully subordinated to Bank, on terms and conditions acceptable to Bank.

         1.42 "UNMATURED EVENT OF DEFAULT" means the occurrence of any event that with the giving of notice, the lapse of time or both would constitute an Event of Default.

         1.43 "WAXMAN" means Waxman USA Inc. and/or Waxman Industries, Inc.

                                   ARTICLE II

                                    TERM LOAN

         2.1 AVAILABILITY OF TERM LOAN. Upon and subject to the conditions of this Agreement and the other Credit Documents, Bank agrees to make available to Borrower and Co-Borrower a term loan in an aggregate amount of the lesser of (i) thirty-three million and no/100 United States dollars (US$33,000,000.00) and
(ii) the Acquisition Purchase Price. The Term Loan shall be advanced contemporaneously with the closing of the Acquisition upon delivery of a written request signed by an Executive Officer of Borrower and Co-Borrower specifically requesting such Advance under the Term Loan and certifying that, to the best of their knowledge after due inquiry, (1) no Event of Default and no Unmatured Event of Default has occurred or is continuing under the terms of any Credit Document, and (2) all representations and warranties contained in the Credit Documents are true and correct as of the date of such requested Advance, and all Obligations to be performed by Borrower and Co-Borrower under the Credit Documents have been fully performed. Such request shall be given to Bank together with substantiation of the Acquisition Purchase Price, satisfactory to Bank, not later than 12:00 noon, Eastern Standard Time, at least one (1) Business Day prior to the Business Day upon which the Advance is requested to be advanced and (a) shall state the amount and date of the requested advance (which date shall be the date of the closing of the Acquisition), (b) shall be, and shall state that it is, requested for the purpose of paying the Acquisition Purchase Price, and (c) shall be confirmed and verified to Bank's satisfaction. Only one such Advance shall be made under the Term Loan.

         2.2 TERM LOAN INTEREST.

                    (a) Borrower and Co-Borrower shall pay accrued and unpaid interest on the outstanding principal amount of the term loan at a per annum rate equal to the LIBOR Rate PLUS .825 percent (82 1/2 basis points). Interest on the outstanding principal balance of the Term Loan Note shall be payable quarterly on the last day of each January, April, July and October, commencing January 31, 1999 and continuing thereafter until the entire principal balance is paid in full; and

                    (b) Interest shall be calculated on the outstanding principal balance of the Term Loan Note and shall be computed on the basis of a year of three hundred sixty (360) days, calculated for the actual number of days elapsed. The LIBOR Rate of interest shall be fixed for the Interest Period selected by Borrower and Co- Borrower. On the date of the initial Advance hereunder and on the third Business Day immediately preceding the last day of each Interest Period, Borrower and Co-Borrower shall notify the Bank of their selection of the duration of the Interest Period (either one month, three months or six months), IT BEING UNDERSTOOD that if Borrower and Co-Borrower fail to notify Bank in writing of their selection of such duration, then

Borrower and Co-Borrower shall be deemed to have selected the one month LIBOR Rate as the basis upon which the rate of interest hereunder shall thereafter be calculated. During each Interest Period, the rate of interest so selected shall apply continuously.

         2.3 TERM LOAN PRINCIPAL. The outstanding principal balance of the Term Loan Note (the amount advanced contemporaneously with the closing of the Acquisition) shall be payable in 19 equal and consecutive quarterly payments of 1/20th of the original outstanding balance of the Term Loan commencing April 30, 2001 and continuing thereafter on the last day of each January, April, July and October. All remaining unpaid principal of the Term Loan and all accrued and unpaid interest thereon shall be due and payable in full on December 31, 2005.

         2.4 PURPOSE OF TERM LOAN. The proceeds of the Term Loan shall be used solely to purchase the assets of the U.S. Lock division of WOC Inc., from WOC Inc. and to pay liabilities assumed in connection with the Acquisition.

         2.5 INDEMNIFICATION AND ADDITIONAL COSTS. (a) INDEMNIFICATION. Borrower indemnifies Bank against Bank's loss or expense in employing deposits as a consequence (a) of Borrower's failure to make any payment when due under this Agreement or the Note or (b) of any payment, prepayment or conversion of any Advance on a date other than the last day of an Interest Period ("Indemnified Loss or Expense"). The amount of such Indemnified Loss or Expense shall be determined by Bank based upon the assumption that Bank funded 100% of the Loan in the London interbank market. Any prepayment shall include accrued and unpaid interest to the date of prepayment on the principal amount prepaid and all other sums due and payable hereunder. All payments received on this Note may be applied in such order as Bank in its sole discretion shall determine. The quarterly principal installment shall not be reamortized following a partial prepayment.

                                   ARTICLE III

                                 LINE OF CREDIT
                                 --------------

         3.1 LINE OF CREDIT. Upon the terms and subject to the conditions of this Agreement and the other Credit Documents, and so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, Bank agrees to make available to Borrower and Co-Borrower, during the Revolving Credit Period, Advances under the Line of Credit in an aggregate amount not exceeding at any time the sum of Fifteen Million and No/100 United States Dollars (US $15,000,000). So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, Borrower and Co-Borrower may, subject to the terms and conditions contained in the Credit Documents, borrow, pay, reborrow and repay extensions of credit in respect of the Line of Credit Note, any such payment or repayment to be made in immediately available funds. Advances made to Borrower and Co-Borrower under the Line of Credit shall be evidenced by the Line of Credit Note, which Borrower and Co-Borrower have delivered on the date hereof. Pursuant to the Line of Credit Loan, Borrower and Co-Borrower may borrow from Bank on a revolving basis, from time to time, during the Revolving Credit Period, such aggregate amounts as Borrower and Co-Borrower may request in accordance with the requirements of this Agreement; PROVIDED, HOWEVER, that the aggregate principal sum of all amounts so requested and outstanding at any one time under the Line of Credit Note shall never exceed $15,000,000 LESS the amount of all Optional Reductions made pursuant to SECTION
3.7 and the amount of letters of credit or banker's acceptances issued pursuant to SECTION 3.2. Upon the termination of the Revolving Credit Period, no additional Advances will be made under the Line of Credit and the Line of Credit Note shall be due and payable in full. Advances outstanding on the date hereof under the Existing Agreement shall be deemed outstanding under this Agreement and shall be subject to all of the terms and conditions hereof.

         3.2 LETTERS OF CREDIT; BANK ACCEPTANCES.

                    (a) So long as no Event of Default occurs and is continuing and subject to the limitations set forth herein, Bank will from time to time up to and including the day which is three Business Days prior to the last day of the Revolving Credit Period, issue, extend or renew documentary letters of credit and/or banker's acceptances for the account of Borrower or Co-Borrower to facilitate the purchase of inventory by Borrower or Co-Borrower; PROVIDED that the maximum aggregate obligations of Bank under all letters of credit and banker's acceptances plus the outstanding principal amount of the Line of Credit shall not exceed the Maximum Loan Commitment. The availability of Advances under the Line of Credit shall be reduced by outstanding obligations of Bank under any letters of credit and banker's acceptances. All payments made by Bank under any such letters of credit and banker's acceptances (whether or not Borrower or Co-Borrower is the account party) and all fees, commissions, discounts and other amounts owed to Bank in connection therewith, shall be deemed to be Advances under the Line of Credit Note. Borrower and Co-Borrower shall complete and sign such applications and supplemental agreements and provide such other documentation as Bank may require. The form and substance of all letters of credit and banker's acceptances, including expiration dates, shall be subject to Bank's approval. Bank may charge a fee or commission for issuance, transfer, renewal or extension of a letter of credit and banker's acceptance. If the Line of Credit shall mature, including maturity upon acceleration, Borrower and Co-Borrower shall, on demand, deliver to Bank good funds equal to 100% of Bank's maximum liability under all outstanding letters of credit and banker's acceptances, to be held as cash collateral for Borrower's and Co-Borrower's reimbursement obligations and other Indebtedness.

                    (b) In order to induce Bank to issue letters of credit and banker's acceptances, Borrower and Co-Borrower agree that neither Bank nor its correspondents or agents shall be liable or responsible for, and Borrower's or Co- Borrower's unconditional obligation to reimburse Bank for the obligations shall not be affected by, any event or circumstance, including without limitation: (i) the validity, enforceability, genuineness or sufficiency of documents or of any endorsement thereon existing in connection with any letter of credit or banker's acceptance, even if such documents should in fact prove in any or all respects to be invalid, unenforceable, insufficient, fraudulent or forged; (ii) any breach of contract or other dispute between Borrower or Co-Borrower and any beneficiary of a letter of credit or holder of a draft accepted by Bank; (iii) payment by Bank upon presentation of a draft or documents which do not comply in any respect with the terms of such letter of credit or draft; (iv) loss of or damage to any collateral; (v) the invalidity or insufficiency of any endorsements; (vi) delay in giving or failure to give notice of arrival or any other notice; (vii) failure of any instrument to bear any reference or adequate reference to the letter of credit or draft or to documents to accompany any instrument at negotiation; or (viii) failure of any person to note the amount of any payment on the reverse of the letter of credit or to surrender or take up the letter of credit or to forward documents in the manner required by the letter of credit; or (ix) any other matter whatsoever excepting only with respect to each of the foregoing items the gross negligence (or negligence as to (iii) above), bad faith or willful misconduct of Bank or its agent. Borrower and Co-Borrower agree that any action taken or permitted to be taken by Bank or its agent under or in connection with any letter of credit or banker's acceptance, including related drafts, documents, or property, unless constituting gross negligence (or negligence as to (iii) above), bad faith or willful misconduct on the part of Bank or its agent, shall be binding on Borrower and Co-Borrower and shall not create any resulting liability to the Borrower or Co-Borrower on the part of Bank or its agent. Borrower and Co-Borrower will immediately examine (a) a copy of the letter of credit (and of any amendments thereof) sent to them by Bank or its agent, and (b) all drafts, instruments and documents delivered to them from time to time by Bank or its agents, and Borrower and Co-Borrower will immediately notify Bank in writing of any claim or irregularity.

                    (c) Any letter of credit issued hereunder shall be governed by the Uniform Customs of Practice for Documentary Credit (1993 Rev.), International Chamber of Commerce Publication No. 500, as revised from time to time, except to the extent that the terms of such publication would limit or diminish rights granted to Bank hereunder or in any other Loan Document.

                    (d) Any letter of credit issued hereunder shall expire not more than one year from the date it is first issued and, in any event, not later than the Business Day immediately preceding the last day of the Revolving Credit Period.

         3.3 LINE OF CREDIT INTEREST.

                    (a) Borrower and Co-Borrower shall pay accrued and unpaid interest on the outstanding principal amount of Advances under the Line of Credit at a per annum rate equal to either (i) the LIBOR Rate PLUS .75% (75 basis points) or (ii) the LIBOR Market Index Rate PLUS .75% (75 basis points), as the LIBOR Market Index Rate may change from day to day, as selected by Borrower and Co-Borrower on the date of the initial closing of this Agreement and from time to time in accordance herewith. Interest on the outstanding principal balance of the Line of Credit Note shall be payable monthly on the last day of each month, commencing January 31, 1999 and continuing thereafter until maturity;

                    (b) On the date of the initial Advance hereunder and on the third Business Day immediately preceding the last day of each Interest Period, Borrower and Co-Borrower shall select either the LIBOR Market Index Rate or the LIBOR Rate as the basis on which the rate of interest applicable to Advances outstanding shall be calculated, IT BEING UNDERSTOOD that if Borrower and Co-Borrower fail to notify Bank in writing of its selection of the basis (either LIBOR Market Index Rate or LIBOR Rate) upon which the rate of interest hereunder shall be calculated, upon the expiration of the then current Interest Period, Borrower and Co-Borrower shall be deemed to have selected the LIBOR Market Index Rate as the basis upon which the rate of interest hereunder shall thereafter be calculated. If Borrower and Co-Borrower shall at any time select the LIBOR Rate as the basis on which the rate of interest applicable to Advances outstanding shall be calculated, then Borrower and Co-Borrower shall also notify the Bank of its selection of the duration of the Interest Period (either one month, three months or six months), IT BEING UNDERSTOOD that if Borrower and Co-Borrower fail to notify Bank in writing of their selection of such duration, then Borrower and Co-Borrower shall be deemed to have selected the one month LIBOR Rate as the basis upon which the rate of interest hereunder shall thereafter be calculated. During each Interest Period, the rate of interest so selected shall apply continuously; and

                    (c) Interest shall be calculated on the outstanding principal balance of the Line of Credit Note and shall be computed on the basis of a year of three hundred sixty (360) days, calculated for the actual number of days elapsed. When the LIBOR Market Index Rate is selected as the basis upon which the rate of interest on outstanding Advances is to be calculated, such rate of interest shall be adjusted daily to reflect the LIBOR Market Index Rate, and the LIBOR Market Index Rate will continue as the basis upon which such rate of interest is calculated until Borrower and Co-Borrower shall otherwise indicate in writing to Bank. When the LIBOR Rate is selected as the basis upon which the rate of interest on outstanding Advances is to be calculated, such rate of interest shall be fixed for the Interest Period, IT BEING UNDERSTOOD that if Borrower and Co-Borrower fail to notify Bank in writing of its selection of the LIBOR Rate as the continuing basis upon which the rate of interest hereunder shall be calculated, upon the expiration of such Interest Period, Borrower and Co-Borrower shall be deemed to have selected the LIBOR Market Index Rate as the basis upon which the rate of interest hereunder shall thereafter be calculated.

         3.4 REPAYMENT OF LINE OF CREDIT. Unless due sooner pursuant to the terms of ARTICLE VIII, Borrower and Co-Borrower shall make payment in full of the entire outstanding principal amount of the Line of Credit Note and all accrued and unpaid interest thereon on the Maturity Date.

         3.5 LINE OF CREDIT ADVANCES. Any request for an Advance under the Line of Credit Note shall be signed by an Executive Officer of Borrower and Co-Borrower, and shall specifically request a borrowing of funds under the Line of Credit and certify that, to the best of his or her knowledge after due inquiry (1) no Event of Default and no Unmatured Event of Default has occurred or is continuing under the terms of any of the Credit Documents, and (2) all representations and warranties contained in the Credit Documents are true and correct as of the date of such requested Advance, and all obligations to be performed by Borrower and Co-Borrower under the Credit Documents have been duly performed. Any request for an Advance shall be given to Bank not later than 12:00 noon, Eastern Standard Time, on the Business Day upon which the Advance is requested to be advanced, (b) shall state the amount and date of the requested Advance, (c) shall be, and shall state that it is, requested for a purpose that is permitted by this Agreement, and (d) shall be confirmed and verified to Bank's satisfaction.

         3.6 PURPOSE OF LINE OF CREDIT LOANS. Any Advances made to Borrower and Co-Borrower hereunder shall be used by Borrower and Co-Borrower solely to provide working capital in the normal operation of Borrower's and Co-Borrower's business. Without limiting the generality of the foregoing, Borrower and Co-Borrower shall not use, and shall not allow any Affiliate to use, any of such funds for any impermissible purpose.

         3.7 REDUCTIONS IN AVAILABILITY. The principal amount available under the Line of Credit may be permanently reduced, in whole or in part, at the written request of Borrower and Co-Borrower (an "Optional Reduction"), PROVIDED that the principal amount then outstanding under the Line of Credit Note shall be equal to or less than the amount available under the Line of Credit as so reduced.

         3.8 FEES. On the last day of each March, June, September and December, commencing March 31, 1999, Borrower and Co-Borrower shall pay Bank an availability fee equal to .10% (10 basis points) per annum on the average daily unused available principal under the Line of Credit Note for the preceding calendar quarter or portion thereof. Such fee shall be computed on the basis of a year of three hundred sixty (360) days and calculated for the actual number of days elapsed. The unused available principal under the Line of Credit Note for any particular day shall be the Maximum Line of Credit Commitment less (i) the outstanding advances under the Line of Credit Note, and (ii) the aggregate amounts of letters of credit or banker's acceptances issued, pursuant to SECTION 3.2, and outstanding on such day.

         3.9 INDEMNIFICATION AND ADDITIONAL COSTS. (a) INDEMNIFICATION. Borrower and Co-Borrower indemnify Bank against Bank's loss or expense in employing deposits as a consequence (a) of Borrower's or Co-Borrower's failure to make any payment when due under this Agreement or the Note or (b) of any payment, prepayment or conversion of any Advance on a date other than the last day of an Interest Period ("Indemnified Loss or Expense"). The amount of such Indemnified Loss or Expense shall be determined by Bank based upon the assumption that Bank funded 100% of the Loan in the London interbank market. Any prepayment shall include accrued and unpaid interest to the date of prepayment on the principal amount prepaid and all other sums due and payable hereunder. All payments received on this Note may be applied in such order as Bank in its sole discretion shall determine.


                                   ARTICLE IV

                   ADDITIONAL PROVISIONS RELATING TO THE LOANS
                   -------------------------------------------

         4.1 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any of the Credit Documents, if any specified interest rate shall exceed the maximum rate permitted by applicable law as in effect from time to time, Borrower and Co-Borrower shall pay interest at the highest permissible rate, which rate shall change as and when the highest permissible rate shall change. If Borrower or Co-Borrower makes an interest payment under any of the Credit Documents that exceeds the maximum amount of interest permitted by applicable law, the excess of such payment above the maximum amount that lawfully may be paid shall be refunded to Borrower or Co-Borrower, together with interest thereon at the maximum lawful rate in effect at the time that such interest was collected or, at Borrower's or Co-Borrower's option, credited toward the payment of principal due under such Credit Document (as directed by Borrower or Co-Borrower); or, if Borrower or Co-Borrower makes an interest payment that exceeds the maximum amount of interest permitted by applicable law and all principal thereunder shall have been previously or thereby paid in full, such payment shall be deemed to have been the result of mathematical error and Bank shall refund to Borrower or Co-Borrower, as applicable, the amount of such payment that is in excess of the amount that lawfully may be paid.

         4.2 PAYMENTS TO PRINCIPAL OFFICE. Each payment of principal (including any prepayment), interest and any other amount required to be paid to Bank pursuant to this Agreement or in any other Credit Document shall be made to Bank at its Principal Office, in immediately available funds constituting legal tender in the United States of America for the payment of public and private debts, on or before 1:00 p.m. Jacksonville, Florida, time on the date such payment is due. IN CASE ANY SUCH PAYMENT IS NOT SO MADE, BANK IS HEREBY AUTHORIZED TO, BUT SHALL NOT BE OBLIGATED TO, DEBIT THE AMOUNT OF SUCH PAYMENT FROM ANY ONE OR MORE ACCOUNTS OF BORROWER OR CO-BORROWER WITH BANK.

         4.3 DEFAULT RATE. In the event that any payment of principal of, interest on or other amount with respect to this Agreement, the Notes or any of the other Credit Documents is not made when due, such amount shall continue to be an obligation of Borrower and Co-Borrower hereunder and shall bear interest from the due date thereon until paid in full in the manner provided in SECTION
4.2 hereof, at a rate of interest per annum equal to the lesser of five percent (5%) IN EXCESS OF the rate specified in the applicable Note or the highest rate of interest permitted by law.

         4.4 LIMITATION OF ALL ADVANCES. Notwithstanding any other provision of this Agreement, no Advance hereunder shall be made if the conditions precedent contained herein and in the other Credit Documents have not been fully satisfied and performed. Bank shall not be obligated to honor any request for an Advance if an Event of Default or an Unmatured Event of Default shall have occurred or be continuing. In addition, Bank shall not be obligated to fund any amount in excess of its lending limitation as determined by applicable law; IT BEING UNDERSTOOD that the aggregate amount presently being lent to Borrower and Co-Borrower, pursuant to this Agreement and under the circumstances presently encompassing Borrower, Co- Borrower and Bank, is in compliance with the lending limitations as are applicable to Bank. In the event that Bank is unable to honor any request for an Advance under the Line of Credit as a result of lending limitations imposed upon Bank, for purposes of calculating the availability fee payable pursuant to SECTION 3.8, the unused available principal under the Line of Credit Note shall be reduced by the amount of the Line of Credit that Bank is unable to fund as a result of such limitation.

         4.5 INDEBTEDNESS. At the time of each Advance made under or pursuant to this Agreement, Borrower and Co-Borrower shall immediately become indebted to Bank for the amount of such Advance, which Advance shall be made in immediately available funds.

         4.6 SPECIAL LOAN ACCOUNT. Bank may deposit the proceeds of the Loans into an account of Borrower maintained with Bank.

         4.7 PREPAYMENTS. Any prepayment of the Loans shall not affect Borrower's or Co-Borrower's obligation to continue making payments under any swap agreement

(as defined in 11 U.S.C. Section 101) with Bank or its affiliates which will remain in full force and effect notwithstanding any such prepayment.

         4.8 UNAVAILABILITY OF INTEREST RATE. If, at any time, (a) Bank shall determine that, by reasons of circumstances affecting foreign exchange and interbank markets generally, LIBOR deposits in the applicable amounts are not being offered to Bank, or (b) a new, or a revision in any existing, law or interpretation or administration (including reversals) thereof by any government authority, central bank or comparable agency shall make it unlawful or impossible for Bank to honor its obligations under this Agreement, then (i) Bank's obligation to make, maintain or convert into a LIBOR Rate shall be suspended; and (ii) the applicable LIBOR Rate shall immediately be converted to the Prime Rate for the remainder of the Interest Period.


                                    ARTICLE V

                               CONDITIONS TO LOANS
                               -------------------

         The obligation of Bank to make the Loans hereunder is subject to the following conditions precedent, which must be satisfied at the time each Advance is to be made hereunder:

         5.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Borrower and Co-Borrower in the Credit Documents or in any list, schedule, document or certificate delivered to Bank in connection herewith or therewith shall have been true as of the time made and shall be true on the date of each Advance.

         5.2 EXECUTION OF CREDIT DOCUMENTS. Borrower and Co-Borrower shall have delivered all Credit Documents not previously executed and delivered to Bank, duly executed by all of the parties thereto.

         5.3 PERFORMANCE OF OBLIGATIONS. Borrower and Co-Borrower shall have performed all of their obligations under the Credit Documents to be performed on or before the date of the Advance, including, establishing and maintaining the demand deposit account pursuant to SECTION 4.6.

         5.4 DOCUMENTATION. All instruments and documents incident to the issuance and delivery of the Credit Documents shall be satisfactory in form and substance to Bank and counsel for Bank; and Bank shall have received:

                    (1) Two executed counterparts of each of the Credit Documents not previously executed and delivered to Bank (other than the Notes, as to which only one counterpart shall be executed and delivered to
                             Bank);

                    (2) Certified copies of the Articles of Incorporation, By-Laws and resolutions of Borrower and Co-Borrower authorizing the transactions contemplated by the Credit Documents;

                    (3) Good standing certificate of Borrower and Co-Borrower, certified by the Delaware Secretary of State dated as of a date not more than fifteen (15) days prior to the date hereof;

                    (4)      UCC searches reasonably requested by Bank;

                    (5)      All other documents that it may reasonably request;
                             and

                    (6) With respect only to the initial closing of this Agreement, the favorable opinion of counsel for Borrower and Co-Borrower, in form and substance reasonably satisfactory to Bank and its counsel, as to such matters as Bank may reasonably request.

         5.5 PAYMENT OF COMMITMENT FEE. Borrower and Co-Borrower shall have paid to Bank, in immediately available funds, a non-refundable commitment fee in the amount of $82,500.00.

         5.6 EVENTS OF DEFAULT OR UNMATURED EVENTS OF DEFAULT. No Event of Default or Unmatured Event of Default shall exist.

         5.7 CLOSING OF ACQUISITION. As to the Advance under the Term Loan only, the Acquisition shall have been closed, subject only to the payment of the purchase price by Co-Borrower with the proceeds of such Advance, and Bank shall have received documentation with respect to such closing, and the use of such proceeds, satisfactory to Bank in its reasonable discretion.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         In order to induce Bank to enter into this Agreement and to commit to make the Advances hereunder, Borrower and Co-Borrower hereby represent and warrant to Bank (which representations and warranties shall survive the delivery of the Credit Documents and the making of the Advances) as follows:

         6.1 INCORPORATION. Each of Borrower and Co-Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power to own its properties and to carry on its business as now being conducted, is duly qualified as a foreign corporation to do business in every jurisdiction in which the nature of its business makes such qualification necessary, and is in good standing in all such jurisdictions.

         6.2 POWER AND AUTHORITY. Each of Borrower and Co-Borrower has the legal capacity and right, and is duly authorized under all applicable provisions of law, to execute, deliver and perform each of the Credit Documents, and all corporate and other action on the part of Borrower and Co-Borrower required for the lawful execution, delivery and performance thereof has been duly taken. Each of the Credit Documents, upon execution and delivery thereof, will be a valid and binding obligation of Borrower and Co-Borrower, respectively, enforceable in accordance with its respective terms. Neither the execution or delivery of the Credit Documents, nor the fulfillment of or compliance with their provisions and terms, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under any applicable law, regulation, order, writ or decree, the Certificate of Incorporation or Bylaws of Borrower or Co-Borrower, or any agreement or instrument to which Borrower or Co-Borrower is now or hereafter becomes a party, or create any lien, charge or encumbrance upon any of Borrower's or Co-Borrower's property or assets pursuant to the terms of any agreement or instrument to which Borrower or Co-Borrower is a party or by which Borrower or Co-Borrower or any of their properties are bound.

         6.3 INDEBTEDNESS. Neither Borrower nor Co-Borrower has any Indebtedness other than or in excess of the amounts set forth in its most recent financial statements or in EXHIBIT 1.1A hereto.

         6.4 LITIGATION. There are no pending or, to the best of Borrower's or Co- Borrower's knowledge, threatened actions or proceedings before any court, arbitrator or governmental or administrative body or agency that could materially adversely affect the properties, business or condition, financial or otherwise, of Borrower or Co-Borrower, or in any way adversely affect or call into question the power or authority of Borrower or Co-Borrower to enter into or perform any of the Credit Documents or the validity or enforceability of any of the Credit Documents.

         6.5 TAX RETURNS. Borrower and Co-Borrower have filed all Tax returns, statements, reports and forms (collectively, the "Returns") required to be filed by it with any Taxing Authority in accordance with all applicable laws. Borrower and Co-Borrower have timely paid or made provision for (in accordance with Generally Accepted Accounting Principles) all Taxes shown as due and payable on the Returns that have been filed, and will timely pay or make provisions for all Taxes shown to be due on the Returns. There are no liens or other encumbrances for Taxes upon the assets or properties of Borrower or Co-Borrower. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Return required to be filed with respect to Borrower or Co-Borrower. So long as any amounts are outstanding under the Notes, neither Borrower nor Co-Borrower will request any extension of time to file any Return unless such extension is not requested as a result of or in connection with a materially adverse event or circumstances affecting Borrower that has not been previously disclosed to Bank in writing. All Taxes which are required to be withheld or collected by Borrower or Co-Borrower have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly deposited as required by applicable law.

         6.6 CONTRACT OR RESTRICTION. Neither Borrower nor Co-Borrower is a party to or bound by any contract or agreement or is subject to any charter or other corporate restrictions that could materially and adversely affect the business, properties or condition, financial or otherwise, of Borrower or Co-Borrower or adversely affect or call into question the power or authority of Borrower or Co-Borrower to enter into or perform any of the Credit Documents or the validity or enforceability of any of the Credit Documents.

         6.7 ERISA REQUIREMENT. Neither Borrower nor Co-Borrower has incurred any material accumulated funding deficiency within the meaning of ERISA or incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any employee pension benefit plan established or maintained by it or by any Person under common control with it (within the meaning of Section 424(c) of the IRC or of Section 4001(b) of ERISA), or in which its employees are entitled to participate. No Reportable Event or prohibited transaction (each as defined in ERISA) in connection with any such plan has occurred and is continuing, Borrower and Co-Borrower are in compliance with all requirements of ERISA and there are no circumstances that could cause the loss of any such plan's qualification under Section 401(a) of ERISA.

         6.8 POSSESSION OF FRANCHISES AND LICENSES. Borrower and Co-Borrower possess all franchises, certificates, licenses, permits and other authorizations from governmental subdivisions or regulatory authorities, free from restrictions, that are necessary in any material respect for the ownership, maintenance or operation of their properties and the conduct of their business as presently conducted, and neither Borrower nor Co-Borrower is in violation of any thereof.

         6.9 GOVERNMENTAL AUTHORIZATION. No authorization, consent, approval, exemption, franchise, permit, license or action of or filing with any governmental or public body or authority is required to authorize, or is required in connection with, the execution, delivery and performance by Borrower and Co-Borrower of any of the Credit Documents or the performance of any of the transactions contemplated hereby or thereby.

         6.10 FINANCIAL CONDITION; CAPITAL EXPENDITURES. The financial statements of Borrower as of September 30, 1998, as previously delivered to Bank, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, subject to year-end adjustments and footnotes, and accurately reflect the financial condition of Borrower as of that date. Since that date, there has not been any materially adverse change in the business, operations or financial condition of Borrower, and Borrower has incurred no material liabilities other than those incurred in the ordinary course of business.

         6.11 COMPLIANCE WITH LAWS. Borrower and Co-Borrower are in compliance in all material respects with all laws, statutes, rules, regulations, orders and decisions of all governmental authorities that apply to the conduct of their business, their properties or their assets, including without limitation statutes, regulations or ordinances, relating to (a) the handling, storage, discharge, leakage, emission, escape or release of any substance or material that may be considered a hazardous or toxic substance, waste or material under any governmental statute, regulation or ruling; (b) the discharge, release or emission of any pollutant on or into the soil, air or water; (c) wages, hours, hiring, non-discrimination, promotion, retirement, benefits, pensions and working conditions; (d) land use requirements; and (e) trade and antitrust regulations. Borrower and Co-Borrower have all permits, consents and approvals required by any governmental authority and are in compliance with all requirements, conditions and limitations contained in or imposed by such permits.

         6.12 REGULATION U. No part of the proceeds of any Advance will be or has been used to purchase or carry, or to reduce or retire any loan incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Neither Borrower nor Co-Borrower is engaged as one of its important activities in extending credit for the purpose of purchasing or carrying such margin stock. If requested by Bank, Borrower and Co-Borrower will furnish to Bank, in connection with any Advance, a statement in conformance with the requirements of Federal Reserve Form U-1 referred to in Regulation U. In addition, no part of the proceeds of any Advance will be used for the purchase of commodity future contracts (or margins therefor for short sales) or any commodity. Neither the making of the Advances nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X issued by the Board of Governors of the Federal Reserve System, in each case as now in effect or as the same may hereafter be in effect.

         6.13 MATERIAL FACTS. Neither any of the Credit Documents nor any affidavit, document, instrument, certificate or statement furnished to Bank by or on behalf of Borrower or Co-Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Borrower or Co-Borrower that has not been disclosed to Bank in writing that materially and adversely affects, or in the future may materially and adversely affect, the business, operations, properties or assets or the condition, financial or otherwise, of Borrower or Co-Borrower.

         6.14 CLAIMS AND OFFSETS. No Event of Default or Unmatured Event of Default exists and there is no defense, set off or counterclaim against payment of principal of or interest under the Notes or against any other amounts due or that may become due under the Credit Documents. All defenses, setoffs, counterclaims or claims against Bank and all affiliated persons and entities, and all of its past, present and future officers, directors, shareholders, agents, attorneys and employees, and their respective successors, assigns, heirs and legal representatives, of any nature, if any, held by Borrower or Co-Borrower, whether known or unknown, that relate to or arise out of the existing loan documents or the administration or enforcement thereof, are hereby forever waived, released and discharged.

         6.15 INTENT AND EFFECT OF TRANSACTIONS. The transactions provide for herein:

                    (a) Are not made or incurred with the intent to hinder, delay or defraud any Person to whom Borrower or Co-Borrower has been, is now or may hereafter become indebted;

                    (b) Do not render Borrower or Co-Borrower insolvent, nor is Borrower or Co-Borrower insolvent at the time the transactions provided for herein and the other Credit Documents are entered into;

                    (c) Do not leave Borrower or Co-Borrower with unreasonably small capital with which to engage in their business, or in any business or transaction in which they intend to engage; and

                    (d) Are not entered into with the intent to incur, or with the belief that Borrower or Co-Borrower would incur, debts that would be beyond their ability to pay as such debts mature.

         6.16 U.S. LOCK LIABILITIES. Pursuant to the terms of the Acquisition, Co-Borrower will assume all of the liabilities of the U.S. Lock division of WOC Inc. Each of such liabilities that are not paid at the closing of the Acquisition will be paid in a timely manner as they become due.

                                   ARTICLE VII

                                    COVENANTS
                                    ---------

         Borrower and Co-Borrower covenant and agree that, so long as any portion of the Loans or any of Borrower's or Co-Borrower's liabilities to Bank remain unpaid or outstanding, Borrower, Co-Borrower and each Subsidiary:

         7.1 REPORTS, CERTIFICATES AND OTHER INFORMATION. Shall furnish to Bank:

                    (a) ANNUAL FINANCIALS. Within one hundred twenty (120) days after the end of each fiscal year of Borrower, a copy of the audited financial statements of Borrower, prepared in accordance with Generally Accepted Accounting Principles, consistently applied, together with an unqualified letter of an independent certified public accounting firm selected by Borrower and acceptable to Bank. Such statements shall include a balance sheet, a statement of income and expenses, a statement of cash flow and such other and further reports and schedules as may reasonably be requested by Bank, including but not limited to verification of Borrower's compliance with the financial covenants set forth in this Agreement. Such statements shall be consolidated, and if requested by Bank, consolidating form for Borrower and its Subsidiaries, and shall be certified as to their correctness by an Executive Officer of Borrower.

                    (b) TAX RETURNS. If requested by Bank in writing, within two hundred seventy (270) days after the end of each fiscal year of Borrower, or, if an extension for filing such return with the Internal Revenue Service is requested, promptly after the timely filing of such return, a copy of Borrower's federal income tax return including all schedules and attachments thereto, certified as to its correctness and completeness by an Executive Officer of Borrower.

                    (c) QUARTERLY FINANCIALS. Within sixty (60) days after the end of each fiscal quarter of Borrower, a copy of unaudited management-prepared quarterly financial statements of Borrower, prepared in accordance with Generally Accepted Accounting Principles, consistently applied. Such statements shall include a balance sheet, a statement of income and expenses, a statement of cash flow and such other and further reports and schedules as may reasonably be requested by Bank, and verification of Borrower's compliance with the financial covenants set forth in this Agreement. Such statements shall be certified as to their correctness by a principal financial officer of Borrower.

                    (d) CERTIFICATES. Contemporaneously with the furnishing of a copy of each annual report and each Quarterly Report provided for in this
SECTION 7.1, a certificate dated the date of each such report, signed by an Executive Officer of Borrower, to the effect that (i) such report provides a fair presentation of the financial position of the Company as of the date of such report, and the results of operations for the periods so presented, and (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it. Such certificate shall be in the form of the certificates previously delivered to Bank pursuant to the Existing Agreement, or in such other form reasonably requested by Bank.

                    (e) MANAGEMENT LETTER. Within ten (10) days after delivery to Borrower, any management letter or similar report from Borrower's Independent auditors.

                    (f) SEC REPORTS. Promptly after they become publicly available, copies of all periodic reports and proxy or information statements filed by Borrower with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or distributed to its stockholders.

                    (g) OTHER INFORMATION. From time to time such other information concerning Borrower or Co-Borrower as Bank may reasonably request.

         7.2 USE OF LOAN PROCEEDS. Shall use the proceeds of the Loan only for the commercial purposes permitted herein or otherwise permitted by Bank and furnish Bank all evidence that it may reasonably require with respect to such use.

         7.3 MAINTENANCE OF BUSINESS AND PROPERTIES. Shall at all times maintain, preserve and protect all of its material property used or useful in the conduct of its business, and keep the same in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make, or cause to be made, all material necessary repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may continue to be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

         7.4 INSURANCE. Shall maintain such liability insurance, workers' compensation insurance, business interruption insurance and casualty insurance as may be required by law, as may be customary and usual for prudent businesses in its industry or as may be reasonably required by Bank and shall insure and keep insured all such properties with good and reputable insurance companies and satisfactory to Bank. All hazard insurance shall be in amounts and shall contain co-insurance and deductible provisions approved by Bank, and shall not be terminable except upon 30 days' written notice to Bank.

         7.5 NOTICES. Shall provide to Bank immediate written notice of (a) the occurrence of an Event of Default or an Unmatured Event of Default; (b) any litigation or material changes in existing litigation which, if determined adversely to such Person, would likely result in a loss of $500,000 or more (in excess of insurance proceeds available with respect thereof, if any) or $1,000,000 regardless of insurance coverage; (c) any damage or loss to property involving a loss of $500,000 or more (in excess of insurance proceeds available with respect thereto, if any) or $1,000,000 regardless of insurance coverage or any judgment against Borrower or any Subsidiary of $500,000 or more (in excess of insurance proceeds available with respect thereto, if any) or $1,000,000 regardless of insurance coverage; (d) any notice from taxing authorities as to claimed deficiencies or any tax Lien or any notice relating to alleged ERISA violations which, if determined adversely to such Person, would likely result in a loss of $500,000 or more; (e) any Reportable Event, as defined in ERISA; (f) any loss or threatened loss of licenses or permits if the result would be a loss of $500,000 or more; (g) any change of or decision to change Borrower's independent accountants; (h) if Borrower learns that any of its representations herein are untrue in any material respect; and (i) any notice or claim of violation or suspected violation of any laws, regulations or ordinances relating to hazardous or toxic materials, which, if determined adversely to such Person, would likely result in a loss of $500,000 or more.

         7.6 INSPECTIONS. Shall permit inspections, reviews and audits of its properties and records at such times and in such manner as may be reasonably required by Bank; provided that such inspections shall be limited to no more than two per year unless an Event of Default or an Unmatured Event of Default shall have occurred and is continuing. The cost of such audits, reviews and inspections shall be borne by Borrower if an Event of Default or an Unmatured Event of Default shall have occurred and is continuing or if they reveal the existence of an Event of Default or an Unmatured Event of Default.

         7.7 DEBT. Shall not create or permit to exist any Indebtedness, including any guaranties or other contingent obligations, except Permitted Debt.

         7.8 LIENS. Shall not create or permit to exist any Liens on any of its property except Permitted Liens.

         7.9 DIVIDENDS. Shall not pay or declare any dividends (other than stock dividends) or other distributions or purchase, redeem or otherwise acquire any stock or other equity interests (collectively, "DISTRIBUTION") unless (a) after giving effect thereto, there shall be no Event of Default or Unmatured Event of Default hereunder; (b) after giving effect thereto, Borrower's Tangible Net Worth (as calculated in SECTION 7.23 ("FINANCIAL COVENANTS")) would not be less than that required by this Agreement; and (c) the aggregate Distributions with respect to any four consecutive fiscal quarters would not exceed Borrower's net income for such period or Borrower's net income for any fiscal year after March 31, 1996, whichever is less; PROVIDED however, that any Subsidiary may pay dividends to Borrower or another Subsidiary wholly-owned by Borrower.

         7.10 MERGER, SALE, ETC. Shall maintain its corporate existence, good standing and necessary qualifications to do business and shall not reorganize, merge or consolidate with or into any Person or acquire all or substantially all of the assets of, or 50% or more of any class of equity interest of, any Person except for Permitted Investments, or sell, lease, assign or otherwise dispose of any Subsidiaries or any substantial portion of its assets (other than sales of obsolete or worn-out equipment, sales of inventory in the ordinary course of business and sales of assets (including stock of Subsidiaries) which constitute Permitted Investments and which do not, in the aggregate, have a book value of more than 5 % of the Tangible Net Worth of Borrower measured at the time of each sale or disposition).

         7.11 LOANS AND OTHER INVESTMENTS. Shall not make or permit to exist any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as "INVESTMENTS") any Person except for Permitted Investments.

         7.12 CHANGE IN BUSINESS. Shall not enter into any business which is substantially different from the business or businesses in which it is presently engaged.

         7.13 TRANSACTIONS WITH AFFILIATES. Shall not directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or become partners or joint venturers with, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate (other than a Subsidiary); PROVIDED, HOWEVER, that the transactions described on EXHIBIT 7.13 are approved as described in such Exhibit; and further provided that additional transactions that do not involve liability, Investments or obligations of Borrower and its Subsidiaries in excess of $250,000 at any time outstanding or payments by Borrower or its Subsidiaries in excess of $250,000 in any 12-month period shall be permitted after written notice to Bank if such transactions are not materially less advantageous to Borrower or such Subsidiaries than would be the case if no such affiliation existed.

         7.14 NO SALE, LEASEBACK. Shall not enter into any sale-and-leaseback or similar transaction.

         7.15 MARGIN STOCK. Shall not use any proceeds of the Loans to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

         7.16 PAYMENT OF TAXES, ETC. Shall pay before delinquent all of its material obligations, debts and taxes, except payment of taxes may, after written notice to Bank, be contested in good faith by appropriate proceedings provided adequate reserves are established as required by GAAP and further provided that neither Borrower nor any Subsidiary nor their respective assets are subject to any Liens for the nonpayment of such taxes or other onerous condition.

         7.17 SUBORDINATION. Shall cause all debt and other obligations now or hereafter owed to any Affiliate to be subordinated in right of payment and security to the Loans in accordance with subordination agreements satisfactory to Bank.

         7.18 COMPLIANCE; HAZARDOUS SUBSTANCES. Shall strictly comply with all laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all environmental and safety laws. Unless approved in writing by Bank, Borrower nor any Subsidiary shall engage in the storage, manufacture, disposition, processing, handling, use or transportation of any Hazardous Substances, whether or not in compliance with applicable laws and regulations except for ordinary and necessary amounts of solvents, paints, cleaning material and similar substances used, stored or sold by Borrower or its Subsidiaries in the ordinary courses of business and in strict compliance with all applicable laws and regulations.

         7.19 SUBSIDIARIES. Shall not acquire or form any Subsidiaries (except Subsidiaries which are Permitted Investments) or permit any Subsidiary to issue capital stock except to its parent. Any Subsidiary acquired or formed by Borrower shall join in this Agreement as co-borrower and shall be released from obligations hereunder if all of Borrower's interest in such Subsidiary is sold or otherwise disposed of in accordance with this Agreement and no Default exists or would exist after such transaction.

         7.20 WITHHOLDING TAXES. Shall pay as and when due all employee withholding, FICA and other payments required by federal, state and local governments with respect to wages paid to employees, except payment of taxes may, after written notice to Bank, be contested in good faith by appropriate proceedings provided adequate reserves are established as required by GAAP and further provided that neither Borrower nor any Subsidiary nor their respective assets are subject to any Liens for the nonpayment of such taxes or other onerous condition.

         7.21 DEPOSIT ACCOUNTS. Shall maintain its primary operating accounts with Bank.

         7.22 ERISA. Borrower shall cause each employee benefit plan qualified on the date hereof or hereafter qualified to remain qualified under Section 401(a) of the IRC and remain in compliance with the provisions of ERISA. With respect to any such plan, Borrower shall not cause or permit to be caused any material accumulated funding deficiency (as described in SECTION 6.7 hereof), any material liability to the Pension Benefit Guaranty Corporation, any Reportable Event or prohibited transaction (as described in SECTION 6.7 hereof), or any action, the effect of which could result in the loss of a Plan's compliance with ERISA or qualification under Section 401(a) of the IRC. Borrower shall furnish directly to Bank (i) as soon as possible, and in any event within 30 days after any executive officer of Borrower or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of Borrower to the PBGC in an aggregate amount exceeding $250,000, a statement of the president or chief financial officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC,
(ii) promptly after receipt thereof, a copy of any notice Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 412 of the Internal Revenue Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Internal Revenue Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of the president or chief financial officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of notice received by Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

         7.23 FINANCIAL COVENANTS. Comply with the following financial covenants on a consolidated basis:

                    (a) The Tangible Net Worth of Borrower shall not be less than $48,000,000 PLUS 50% of Borrower's net income from September 30, 1998 through the date of such determination;

                    (b) The ratio of Total Liabilities of Borrower to Tangible Net Worth of Borrower shall not be more than:

                             (i) 1.20: 1.00, from the date hereof through June
30, 1999;

                             (ii) 1.10: 1.00, from July 1, 1999 through June 30,
2000; and

                             (iii) 1.00: 1.00, after June 30, 2000.

                    (c) The ratio (the "Fixed Charge Ratio") of Borrower's net income before interest expense, income taxes, depreciation, amortization and rent expense and less dividends paid by the Company, to the sum of its interest expense, current maturities of long-term debt and rent expense shall not be less than:

                             (i) 5.00: 1.00, from the date hereof through June
30, 1999;

                             (ii) 4.00: 1.00, from July 1, 1999 through June 30,
2000; and

                             (iii) 3.00: 1.00, after June 30, 2000;

The Fixed Charge Ratio shall be calculated at each fiscal quarter end, based upon the four consecutive fiscal quarters last ended.

         7.24 MANAGEMENT; CONTROL. Any change in the chief executive officer of Borrower shall be subject to Bank's approval, not to be unreasonably withheld. Borrower shall not issue stock or options to Waxman or take any action which would cause or allow Borrower to become a direct or indirect Subsidiary of Waxman or to become subject to any covenants or restrictions in any trust indentures or other agreements to which Waxman or its Subsidiaries are parties or by which their assets are bound.

         7.25 FURTHER ASSURANCES. Shall take such further action and provide to Bank such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Credit Documents.

         7.26 MAINTAIN EXISTENCE AND RIGHTS. Shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and to comply with all laws applicable to it, shall be qualified to do business and in good standing in the State of Delaware and every other jurisdiction in which the nature of its business makes such qualification necessary and shall not suffer or permit its dissolution or liquidation, in whole or in part, or conveyance of any of its stock.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT
                                -----------------

         8.1 EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur, an Event of Default shall be deemed to have occurred:

                    (a) PAYMENT. If Borrower, Co-Borrower or any Subsidiary defaults in the payment of any principal of or interest on the Notes (or fails to pay such principal or interest in the manner set forth herein) or of any other amount payable hereunder or under any of the other Credit Documents, that is not cured within five (5) days thereafter, or under any other Indebtedness to Bank, that is not cured within any grace period provided in the document or instrument evidencing such Indebtedness), either by the terms hereof or thereof or otherwise as herein or therein provided; or

                    (b) PAYMENT OF OTHER OBLIGATIONS. If Borrower, Co-Borrower or any Subsidiary defaults in the payment of principal of or interest on any other Indebtedness that is in excess of $250,000 (other than taxes being contested as permitted by this Agreement), or in excess of $500,000 with respect to disputed amounts owed to vendors outside the United States, beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or condition contained in any agreement or instrument under which any such Indebtedness is created if the effect of such default in payment or performance is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; or

                    (c) REPRESENTATIONS AND WARRANTIES. If any representation, warranty, report or certification made by or on behalf of Borrower or Co-Borrower herein or in any of the other Credit Documents or in any writing furnished in connection with or pursuant to this Agreement or any of the other Credit Documents shall be false or misleading in any material respect (i) on the date as of which made or reaffirmed or (ii) at any other time; or

                    (d) SALE OF ASSETS OR STOCK. If Borrower or Co-Borrower sells a material portion of its assets; or there is a material change in the ownership of or effective control of Borrower or Co-Borrower from the date hereof; or Borrower or Co-Borrower shall consent to, record or otherwise suffer to exist any change in the ownership of more than 5% of the outstanding capital stock of Borrower or Co-Borrower without Bank's prior consent; or

                    (e) OTHER COVENANTS. If Borrower, Co-Borrower or any guarantor defaults in the performance or observance of any agreement, covenant, term or condition binding on them contained in the Credit Documents and, except with respect to defaults in the performance of the covenants contained in any of SECTIONS 7.2, 7.6, 7.7, 7.8, 7.9, 7.10, 7.13, and 7.24 hereof (as to which there is no cure period), and SECTION 7.1 hereof (as to which an Event of Default shall occur if Borrower or Co-Borrower should fail to deliver to Bank any such required report, certificate or information within the time period set forth therein, and shall fail to cure such default within five days of notice thereof from Bank), such default is not remedied within thirty (30) days after its occurrence; or

                    (f) DEFAULT UNDER CREDIT DOCUMENTS. If a default or event of default shall occur under any of the other Credit Documents or under any swap agreement (as defined in 11 U.S.C. Section 101) with Bank or its affiliates; or

                    (g) LIQUIDATION, DISSOLUTION OR BANKRUPTCY. If Borrower, Co-Borrower or any Subsidiary shall Liquidate or dissolve or suspend operation of their business; or shall file a voluntary petition or an answer, or an involuntary petition that is not dismissed within sixty (60) days is filed against Borrower, Co-Borrower or any Subsidiary seeking reorganization, arrangement, readjustment of any of their debts or for any other relief under Bankruptcy Code or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action is taken by Borrower, Co-Borrower or any Subsidiary indicating their consent to, approval of or acquiescence in any such petition or proceeding; or if Borrower, Co-Borrower or any Subsidiary applies for, or a receiver, trustee or custodian is appointed for Borrower, Co-Borrower or any Subsidiary or for all or a substantial part of any of their property; or if Borrower,

Co-Borrower or any Subsidiary enters into an assignment for the benefit of creditors; or if Borrower, Co-Borrower or any Subsidiary is unable, or admits in writing its inability to pay any of its debts as they mature; or a warrant of attachment, execution or similar process against any substantial part of the property of Borrower, Co-Borrower or any Subsidiary is issued that is not dismissed within thirty (30) days and which attachment, warrant or process relates to a claim in excess of $500,000 either alone or when aggregated with all other such warrants, attachments, and processes; or

                    (h) JUDGMENT. If a final judgment in excess of $500,000 shall be rendered against Borrower, Co-Borrower or any Subsidiary and if, within thirty (30) days after entry thereof, such judgment shall not have been discharged or execution thereon stayed pending appeal, or if within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged; or

                    (i) INVALIDITY OF CREDIT DOCUMENTS. If (i) any of the Credit Documents shall be deemed invalid or unenforceable for any reason; or (ii) any Person shall contest the validity of any of the Credit Documents, PROVIDED Bank reasonably believes that such Person's claim may be valid and such invalidity or unenforceability could have a material adverse effect on the condition (financial or otherwise) of Borrower or Co-Borrower, or on Bank's position vis-a-vis, this Agreement or either of the Notes.

                    (j) CONTROL BY WAXMAN. Waxman should acquire, directly or through intermediaries, more than 49.9% of any class of voting securities of Borrower or any Subsidiary of Borrower or Borrower or any Subsidiary should become subject to any covenant or restriction contained in any trust indenture or other agreement to which Waxman or any of its Subsidiaries is a party or by which its assets are bound.

         8.2 REMEDIES. Upon the occurrence of any Event of Default (but after the expiration of any grace period provided herein with respect to such Event of Default) and at any time thereafter Bank may, at its option, declare the Loans and all or any portion of the obligations owing by Borrower and/or Co-Borrower to Bank under the Credit Documents to be forthwith due and payable, whereupon (or otherwise upon the occurrence of any event described in SECTION 8.1(g) hereof, whether or not such declaration shall be made) the Advances and any other such obligations shall forthwith become due and payable, without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything contained herein or in the other Credit Documents to the contrary notwithstanding (other than grace periods and/or notice provisions provided for herein) and in addition, Bank may immediately proceed to foreclose its mortgages or liens on or security interest in any collateral that it may hold and to exercise its rights under and to do all other things provided for by law or by the terms of the Credit Documents. Borrower and Co- Borrower acknowledge the unconditional right of Bank to pledge or transfer the Notes to any third party ten (10) days after providing notice of such sale to Borrower and Co-Borrower, during which ten (10) days Borrower and Co-Borrower shall have the right to purchase, or cause to be purchased by parties of its choosing, the Notes under the terms offered by the third party selected by Bank; PROVIDED, HOWEVER, that Bank shall have an unconditional right to pledge or transfer the Notes to any party at any time following an Event of Default contained in SECTIONS 8.1(a) or 8.1(g) hereof. Borrower and Co-Borrower hereby grant to Bank the right to disclose to any prospective purchaser(s) of the Notes any information requested by such prospective purchaser(s); PROVIDED, THAT, prior to disclosing any material, non-public information regarding Borrower, Bank shall obtain a confidentiality agreement from the prospective purchaser in substance reasonably satisfactory to Borrower. Other than such permitted disclosures to any such prospective purchasers, Bank shall not disclose to any Person any confidential information regarding the financial condition of Borrower or Co-Borrower except (i) as required by law, or court or administrative order, (ii) information otherwise publicly available or freely usable or obtained from another public source,
(iii) basic and general information regarding the level of lending activity and deposit activity and account status, given in response to an inquiry from a creditor of Borrower or Co-Borrower, or (iv) with the consent of Borrower or Co-Borrower.


                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

         9.1 WAIVER OF DEFAULT. Bank may, by written notice to Borrower or Co-Borrower at any time and from time to time, waive any default in the performance or observance of any condition, covenant or other term hereof or any Event of Default that shall have occurred hereunder and its consequences. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Borrower, Co-Borrower and Bank shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Event of Default so waived, whether or not in writing, shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

         9.2 AMENDMENTS AND WAIVERS. Bank, Borrower and Co-Borrower may, subject to the provisions of this Section, from time to time enter into written agreements for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of Bank, Borrower or Co-Borrower hereunder or under the other Credit Documents. No such amendment, modification or supplement shall be established by custom, conduct or course of dealing, but solely by an instrument in writing duly executed by the party to be charged therewith.

         9.3 NOTICES. All notices and other communications required or permitted hereunder or under any of the other Credit Documents shall be in writing (including telex, telefax or telegraphic communication) and shall be delivered personally, telexed

(with appropriate answerback received), telefaxed (with confirmation of receipt immediately thereafter by telephone), telegraphed, sent by nationally recognized overnight courier (marked for overnight delivery), or sent by registered, certified or express mail, postage prepaid, return receipt requested, addressed as follows or to such other address as may be hereafter designated in writing hereunder by the respective parties:

         Borrower                   Barnett, Inc.
         or                         801 W. Bay Street
         Co-Borrower:               Jacksonville, FL 32204
                                    Attention:       Andrea M. Luiga
                                    Phone:
                                    Fax:

         With a copy to:            Foley & Lardner
                                    200 N. Laura Street
                                    Jacksonville, Florida  32202
                                    Attention:       Charles V. Hedrick, Esq.
                                    Phone:           904-359-2000
                                    Fax:             904-359-8700

         Bank:                      First Union National Bank
                                    214 Hogan Street - FL0011
                                    Jacksonville, Florida  32202
                                    Attention:       Richard P. Silva
                                                     Senior Vice President
                                    Phone:           904-489-1641
                                    Fax:             904-489-4461

         With a copy to:            LeBoeuf, Lamb, Greene & MacRae, LLP
                                    50 North Laura Street, Suite 2800
                                    Jacksonville, Florida  32202-3650
                                    Attention:  Pamela K. Phillips, Esq.
                                    Phone:           904-354-8000
                                    Fax:             904-353-1673

All such notices and communications shall (i) when delivered in person on any Business Day between the hours of 9:00 AM to 5:00 PM. (local time), be effective when delivered (or if delivered after 5:00 PM, be effective on the next Business Day to occur), (ii) when telexed (provided the correct answerback has been received) or telefaxed (provided receipt is immediately thereafter confirmed by telephone) or telegraphed, in each case on any Business Day between the hours of 9:00 AM to 5:00 PM (Eastern Standard time), be effective when telexed, telefaxed or delivered to the telegraph company for immediate transmittal, respectively (or if telexed, telefaxed or delivered to the telegraph company after 5:00 PM, be effective on the next Business

Day to occur), or (iii) if mailed, be effective three (3) Business Days after the same has been deposited in the mails, postage prepaid, by registered or certified mail, return receipt requested, or (iv) if sent by a nationally recognized overnight courier service, be effective one (1) Business Day after the same has been delivered to such courier service marked for overnight delivery; in each case addressed as aforesaid.

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

         9.4 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise or delay in exercising, on the part of Bank, any right, power or privilege hereunder or under any of the other Credit Documents shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder or thereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the other Credit Documents are cumulative and not exclusive of any other rights or remedies provided by law.

         9.5 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All agreements, representations and warranties made herein shall survive the delivery of the Notes and the other Credit Documents and the making and any renewal of the Loans, notwithstanding any investigation thereof made by Bank or its agents.

         9.6 SET OFF BY BANK. UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT, BANK IS HEREBY AUTHORIZED AT ANY TIME AND FROM TIME TO TIME, WITHOUT NOTICE TO BORROWER OR CO-BORROWER, TO SET OFF, APPROPRIATE AND APPLY ANY OR ALL ITEMS HEREINABOVE REFERRED TO AGAINST ALL INDEBTEDNESS OF BORROWER AND CO-BORROWER TO BANK, UNDER THE CREDIT DOCUMENTS OR OTHERWISE, WHETHER NOW EXISTING OR HEREAFTER ARISING.

         9.7 ENTIRE AGREEMENT. This Agreement, together with the other Credit Documents and other documents executed in connection herewith or contemplated hereby, contains the entire agreement of the parties regarding the subject matter hereof. The parties acknowledge that Bank has made no promises, agreements, conditions, undertakings, warranties or representations that are not specifically set forth in such agreements.

         9.8 ENFORCEABILITY. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties, all other provisions nevertheless shall remain effective and binding on the parties hereto.

         9.9 REIMBURSEMENT OF EXPENSES. Borrower and Co-Borrower shall reimburse Bank on demand (a) for all costs and out-of-pocket expenses (including without limitation reasonable attorneys' fees, accounting fees, recording fees, the costs of any appraisal, survey, environmental assessments, engineering, inspections, searches, and other reasonable expenses), directly or indirectly incurred in connection with the preparation, execution, delivery, modification, waiver and amendment of this Agreement and the other Credit Documents and (b) for all expenses incurred by Bank (including without limitation reasonable attorneys' fees, court costs and other expenses, whether or not incurred in trials, appeals, bankruptcy actions or otherwise) in the enforcement of this Agreement or the other Credit Documents or in the collection of any indebtedness or other amounts owing under this Agreement or the other Credit Documents.

         9.10 EXECUTION OF COUNTERPARTS. The Credit Documents may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.

         9.11 STAMP OR OTHER TAXES. Borrower and Co-Borrower shall pay any and all stamp, documentary, excise and intangible taxes and recording fees now or hereafter payable in respect of this Agreement, the Notes, and the other Credit Documents or any modification(s) thereof, and shall hold Bank harmless with respect thereto. Bank may, but shall not be obligated to, at any time or from time to time, debit any deposit account of Borrower or Co-Borrower at Bank for the amount of any such taxes.

         9.12 WAIVER OF JURY TRIAL; ARBITRATION. EACH OF BANK, BORROWER AND CO-BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS. Upon demand of either party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and other Credit Documents ("Disputes") between parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

         Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city of the Principal Office. The expedited procedures set forth in

Rule 51 ET SEQ. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

         9.13 GOVERNING LAW. This Agreement and the other Credit Documents issued hereunder shall be governed in all respects by the laws of the State of Florida.

         IN WITNESS WHEREOF, Borrower, Co-Borrower and Bank have caused this Agreement to be duly executed under seal as of the day and year first above written.


                                       BARNETT, INC.



                                       By
                                          --------------------------------------
                                          Name:  Andrea M. Luiga
                                          Title: Vice President-Finance and
                                                 Chief Financial Officer


                                       U.S. LOCK CORPORATION



                                       By
                                          --------------------------------------
                                          Name:  Andrea M. Luiga
                                          Title:


                                       FIRST UNION NATIONAL BANK



                                       By
                                          --------------------------------------
                                          Richard P. Silva
                                          Senior Vice President

                                 EXHIBIT 1.1(A)

                                 PERMITTED DEBT
                                 --------------


The following shall be additional Permitted Debt:

         1. Indebtedness in the outstanding amount not to exceed two million dollars incurred to purchase tangible assets to be used in Borrower's business, provided that the principal amount of such Indebtedness shall not at any time exceed the purchase price of the assets so purchased.

         2. Indebtedness subordinated and right of payment and security to the Loans in accordance with subordination agreements approved in writing by Bank.

         3. Indebtedness payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms.

         4. Indebtedness of any Subsidiary to Borrower or another subsidiary.

                                 EXHIBIT 1.1(B)

                                 PERMITTED LIENS
                                 ---------------


The following shall be additional Permitted Liens:

         1. Deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and similar laws.

         2. Attachment, judgment and other similar non-tax Liens not exceeding $250,000, in the aggregate, at any one time outstanding arising in connection with court proceedings but only if and for so long as (a) the execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, (b) the validity and/or amount of the claims secured thereby are being actively contested in good faith by appropriate legal proceedings and (c) such Liens do not, in the aggregate, materially detract from the value of the assets of the Person whose assets are subject to such Lien or materially impair the use thereof in the operation of such Person's business.

         3. Liens securing Permitted Debt incurred solely for the purpose of financing the acquisition of tangible assets provided that such Lien does not secure more than the purchase price of such assets and does not encumber property other than the purchased assets.

         4. Liens reflected on Annex A to this Exhibit 1.1(B).

                                  EXHIBIT 7.13

                          TRANSACTIONS WITH AFFILIATES
                          ----------------------------



1. Intercorporate Agreement in substantially the form appended to the Registration Statement of Borrower on Form S-1 which was filed with the Securities and Exchange Commission on march 5, 1996 (the "Registration Statement").

2. Trade payables/receivables generated in the ordinary course of business of Borrower and its Subsidiaries.

3. Registration rights agreement in favor of Waxman in substantially the form appended to the Registration Statement.

4. Trademark License Agreement in substantially the form appended to the Registration Statement.

                                 LINE OF CREDIT
                                      NOTE

US $15,000,000.00                                     _________________, Georgia
                                                                 January 6, 1999


         FOR VALUE RECEIVED, BARNETT, INC., a Delaware corporation, and U.S. LOCK CORPORATION, a Delaware corporation (collectively, the "Borrower") hereby, jointly and severally, promise to pay to the order of FIRST UNION NATIONAL BANK (the "Lender"), at the offices of First Union National Bank located at 225 Water Street, Jacksonville, Florida, 32202 (or at such other place or places as the Lender may designate), at the times and in the manner provided in the Credit Agreement dated January 6, 1999 between Borrower and Lender (the "Credit Agreement"), the principal sum of FIFTEEN MILLION AND 00/100 DOLLARS (US $15,000,000.00), or, if less, the aggregate principal amount of all Advances outstanding under the terms and conditions of this Line of Credit Note (the "Line of Credit Note") and the Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the same meanings as those ascribed to such terms in the Credit Agreement. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Line of Credit Note at times, in a manner and rates of interest determined in accordance with terms and conditions set forth in the Credit Agreement.

         This Line of Credit Note is one of the promissory notes referred to in the Credit Agreement and is issued to evidence the Line of Credit Loan made available by the Lender pursuant to the Credit Agreement. Any holder of this Line of Credit Note is entitled to the benefits of, and remedies provided in, the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Line of Credit Note.

         In the event of an acceleration of the maturity of this Line of Credit Note, this Line of Credit Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Line of Credit Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         This Line of Credit Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of Florida. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Jacksonville, Florida, although the Lender shall not be limited to bringing an action in such courts.

         IN WITNESS WHEREOF, the Borrower has caused this Line of Credit Note to be executed under seal by their duly authorized corporate officers as of the day and year first above written.


                                         BARNETT, INC.


                                         By: ___________________________________
                                             Name:   Andrea M. Luiga
                                             Title:  Vice President-Finance and
                                                     Chief Financial Officer



                                         U.S. LOCK CORPORATION


                                         By: ___________________________________
                                             Name:   Andrea M. Luiga
                                             Title:

                                 TERM LOAN NOTE



US $33,000,000.00                                      ________________, Georgia
                                                                 January 6, 1999


         FOR VALUE RECEIVED, BARNETT, INC., a Delaware corporation, and U.S. LOCK CORPORATION, a Delaware corporation, (collectively, the "Borrower"), hereby, jointly and severally, promise to pay to the order of FIRST UNION NATIONAL BANK (the "Lender"), at the offices of First Union National Bank located at 225 Water Street, Jacksonville, Florida, 32202 (or at such other place or places as the Lender may designate), at the times and in the manner provided in the Credit Agreement dated January 6, 1999 between Borrower and Lender (the "Credit Agreement"), the principal sum of THIRTY THREE MILLION AND 00/100 DOLLARS (US $33,000,000.00) or, if less, the aggregate principal amount of all Advances outstanding under the terms and conditions of this term loan note (the "Term Loan Note") and the Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the same meanings as those ascribed to such terms in the Credit Agreement. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Term Loan Note at times, in a manner and rates of interest determined in accordance with terms and conditions set forth in the Credit Agreement.

         This Term Loan Note is one of the promissory notes referred to in the Credit Agreement and is issued to evidence the Term Loan made available by the Lender pursuant to the Credit Agreement. Any holder of this Term Loan Note is entitled to the benefits of, and remedies provided in, the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Term Loan Note.

         In the event of an acceleration of the maturity of this Term Loan Note, this Term Loan Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Term Loan Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         This Term Loan Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of Florida. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Jacksonville, Florida, although the Lender shall not be limited to bringing an action in such courts.

         IN WITNESS WHEREOF, the Borrower has caused this Term Loan Note to be executed under seal by their duly authorized corporate officers as of the day and year first above written.


                                          BARNETT, INC.



                                          By ___________________________________
                                             Name:   Andrea M. Luiga
         `                                   Title:  Vice President-Finance and
                                                     Chief Financial Officer

                                          U.S. LOCK CORPORATION



                                          By ___________________________________
                                             Name:   Andrea M. Luiga
                                             Title:


                                        2